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                                                                     EXHIBIT 5.2
                             SUB-ADVISORY AGREEMENT
                     Pacific Innovations Managed Bond Fund



             AGREEMENT, made as of _______________,1997 between Bank of America National Trust and Savings Association, a national banking association (hereinafter called the "Manager"), and Scudder, Stevens & Clark, Inc., a New York Corporation, (hereinafter called the "Sub-Adviser").

             WHEREAS, the Pacific Innovations Managed Bond Fund (hereinafter called the "Fund"), is a series of Pacific Innovations Trust, a Delaware business trust (the "Trust"), an open-end, management investment company organized as a business trust under the laws of the state of Delaware; and

             WHEREAS, pursuant to Management Agreement of even date herewith (hereinafter called the "Management Agreement") by and between the Trust and the Manager, the Manager has agreed to furnish investment management services to the Fund; and

             WHEREAS, the Management Agreement specifically authorizes the Manager to sub-contract investment advisory services on behalf of the Fund to the Sub-Adviser pursuant to a sub-advisory agreement agreeable to the Trust and approved in accordance with the provisions of the Declaration of Trust and Bylaws of the Trust; and

             WHEREAS, the Board of Trustees of the Trust has approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

             NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

             1.      APPOINTMENT.

             The Manager hereby appoints the Sub-Adviser to act as sub-investment adviser with respect to the investment portfolio of the Fund for the period and on the terms set forth in this Agreement and the Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

             2.      SERVICES OF SUB-ADVISER.

             Subject to the oversight and supervision of the Manager and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the portfolio of the Fund. The Sub-Adviser will determine
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from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Fund by the Manager, the investment objective, policies and restrictions as stated in the Fund's current Prospectus with respect to the Fund, and resolutions of the Trust's Board of Trustees. Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will maintain all books and records regarding the securities transactions with respect to the Fund, keep books of account with respect to the Fund and supply the Trust and its Board of Trustees with reports, statistical data and economic information as reasonably requested.

             3.      OTHER COVENANTS.

             The Sub-Adviser agrees that it:

                     (a) will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with other applicable law;

                     (b) will use the same skill and care in providing services under this Agreement as it uses in providing services to other investment funds for which it has investment responsibilities;

                     (c) will place orders pursuant to its investment determinations with respect to the Fund with brokers or dealers reasonably acceptable to the Manager including its broker-dealer affiliate Scudder Investor Services, Inc or any successor to it. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of any commission or spread, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the U.S. Securities Exchange Act of 1934, (as amended) provided with respect to the Fund or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Manager and the Fund's Board of Trustees to pay to a broker or dealer who provides such brokerage and research services a commission or spread for executing a portfolio transaction with respect to the Fund that is in excess of the amount of commission





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             or spread another broker or dealer would have charged for
             effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund. In no instance will portfolio securities be purchased from or sold to the Manager, the Sub-Adviser, or Concord Holding Corporation (or any of its affiliates) acting as principal or broker, except to the extent permitted by law. In executing portfolio transactions with respect to the Fund, the Sub-Adviser may, but is not obligated to the extent permitted by applicable laws and regulations,aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's currently effective Prospectus. In such event the Sub- Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

                     (d) When the Sub-Adviser makes investment recommendations with respect to the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the account of the Fund are customers of its, or any of its affiliates' other departments.

                     (e) will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior or present Fund interest holders ("Investors") or those persons or entities who respond to inquiries concerning investment in the Fund and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Trust except after prior notification to an approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Nothing contained herein, however, shall prohibit the Sub-Adviser from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Fund, to the extent permitted by applicable law.

                     (f) will not purchase any securities from or sell any securities to or engage in any financial transactions with the Manager or any of its affiliates on





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             behalf of the Fund.  Nothing in this subsection shall in any way prohibit the Sub-Adviser or any or its affiliates from purchasing securities from, selling securities to or engaging in any other financial transactions with the Manager or any of its affiliates on behalf of any other accounts managed by the Sub-Adviser or for the Sub-Adviser's own account.

                     (g) will provide the information set forth on Appendix A attached hereto.

             4.      SERVICES NOT EXCLUSIVE.

             The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed their agent.

             5.      BOOKS AND RECORDS.

             The Sub-Adviser hereby agrees that all records that it maintains with respect to the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub- Adviser. The Sub-Adviser further agrees to maintain and to preserve the information required pursuant to and for the periods prescribed by Rule 31a-1 and Rule 31a-2, respectively under the U.S. Investment Company Act of 1940 (the "1940 Act").

             6.      EXPENSES.

             During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions or spreads and other transaction costs, if any) purchased or sold with respect to the Fund.

             7.      COMPENSATION.

             For the services provided and the expenses assumed pursuant to this Agreement, the Manager will pay the Sub-Adviser, and the Sub- Adviser will accept as full compensation therefor, a fee, computed daily and payable monthly (in arrears), at the following annual rates based on the total net assets of the Fund as follows:





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
             FUND ASSETS                              RATE OF SUB-ADVISORY FEE
             -----------                              ------------------------
             0 -- $25 million                                 0.20%

             in excess of  $25 million
             up to and including $50 million                  0.15%

             in excess of $50 million                         0.10%


             The Sub-Adviser acknowledges that it shall not be entitled to any further compensation from the Manager in respect of the services provided and expenses assumed by it under this Agreement. The Sub-Adviser's fees hereunder, and the Sub-Adviser's sole recourse for payment of such fees shall be to the Manager.

             8.      REDUCTION OF FEES.

             The Manager and the Sub-Adviser hereby agree that the fees of the Sub-Adviser pursuant to this Agreement shall be subject to reduction or waiver in the event that the Manager reduces or waives all or a portion of the Management fee otherwise due to the Manager pursuant to the Management Agreement in order to permit the Fund to meet its initial target expense ratio of 0.75 of 1%. To the extent Fund meets its initial target expense ratio including partial or full Management fees, the Sub-adviser shall not be required to waive fees in order for the Fund to maintain expenses below the target expense ratio. Such reduction or waiver shall be effective with respect to the Sub-Advisory fee due hereunder upon thirty (30) days written notice (or facsimile) by the Manager to the Sub-Adviser. All such reductions of the Management fee pursuant to notice as provided herein shall be shared by and assessed against the Manager and the Sub-Adviser equally rather than pro rata. Nothing in this section 8 shall be interpreted to limit the ability of the Manager and the Sub-Adviser to voluntarily and immediately waive or reduce any portion of their respective fees nor shall any such voluntary and immediate fee reduction or waiver be construed as a waiver by the Sub-Adviser of the notice provision in any future fee reductions or waivers as provided for herein.

             9.      LIMITATION OF LIABILITY.

             The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Fund for any loss resulting from a breach of fiduciary duty by the Sub-adviser with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Sub-Adviser acknowledges and





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agrees that the performance of this Agreement is for the benefit of the Fund, that the Sub-Adviser is therefore directly liable and responsible to the Fund for the performance of its obligations hereunder, and that the Fund may enforce in its own name and for itself such liability and responsibility.

             10.     DURATION AND TERMINATION.

             This Agreement will become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until _______________, 1999. Thereafter, if not terminated, this Agreement shall automatically continue in effect for successive annual periods ending on _____________, provided such continuance is specifically approved at least annually by the vote of a majority of the Trust's Board of Trustees at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Manager or by the Trust (by vote of the Trust's Board of Trustees) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Manager. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Management Agreement for any reason (whether by the Trust, by the Manager or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Management Agreement. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the term "assignment" shall have the same meaning as such term has in the 1940 Act.)

             11.     AMENDMENT OF THIS AGREEMENT.

             No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the Trust's Trustees.

             12.     MISCELLANEOUS.

             The captions in the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the internal laws, and not the law of conflicts, of the State of California, provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Manager's





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Act of 1940, as amended, any rule or regulation of the U.S. Securities and
Exchange Commission thereunder.

             13.     NAMES.

             The names "Fund", "Trust" and the "Board of Trustees," refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, dated ________________, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the Trustees or by an officer, employee or agent of the Trust, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder.


             IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION



By:
     --------------------------
     Senior Vice President


SCUDDER, STEVENS & CLARK, INC.



By:
     ---------------------------
     Title:





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                                   APPENDIX A
                           TO SUB-ADVISORY AGREEMENT

1. On at least a monthly basis, the Sub-Adviser will provide to the Manager within 15 days of the end of the month the following:

             - a current schedule of all portfolio securities held by the Fund;

             - a schedule of all securities sold by the Fund during the previous month;

             - a schedule of brokerage commissions or other dealer concessions paid during the previous month and the broker or dealer to whom such benefit flowed;

             - a schedule and description of all repurchase transactions and reverse repurchase transactions during the previous month and the counterparties to such transactions; and

             - a description of the current strategies and tactics to be employed by the Sub-Adviser on behalf of the Fund.

             - a copy of the Sub-Adviser's monthly review of the Fund's performance against its benchmark.

2. On a periodic basis the Manager may request and the Sub-Adviser shall deliver to the Manager within a period of time that is reasonable depending upon the information requested the following:

             - trade tickets evidencing securities trades on behalf of the fund;

             - copies of credit files regarding the issuers of portfolio securities held by the Fund;

             - a description, including any identification numbers similar to CUSIP, and dealer through which such security was purchased on behalf of the Fund; and

             - and a description including any identification numbers similar to CUSIP and dealer through which such security was purchased/sold on behalf of the Fund.